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Exhibit (n)(2)

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Pre-Effective Amendment No. 3 to Registration Statement No. 333-172733 on Form N-2 of our report dated June 27, 2011, relating to the special purpose schedule of investments to be sold to Crescent Capital Finance Group, Inc. of Palmetto Investors Master Fund, LLC appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Independent Auditors" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Los Angeles, California
July 21, 2011

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  Exhibit (n)(2)
CONSENT OF INDEPENDENT AUDITORS